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                            SCHEDULE 14A INFORMATION


                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
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    / /    Confidential, for Use of the Commission Only (as permitted by Rule
             14a-6(e)(2))
    / /    Definitive Proxy Statement
    /X/    Definitive Additional Materials
    / /    Soliciting  Material  Pursuant  to  Section  240.14a-11(c)  or
               Section 240.14a-12

                          SCIOS INC
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[SCIOS PRESS RELEASE]





                           WISCONSIN INVESTMENT BOARD
                      TO VOTE AGAINST STOCKHOLDER PROPOSALS
                             AT SCIOS ANNUAL MEETING
                SCIOS WILL SEEK ADDITIONAL INDEPENDENT DIRECTORS


MOUNTAIN VIEW CA -- April 29, 1997 -- Scios Inc. (Nasdaq: SCIO) and the State of Wisconsin Investment Board today announced that the State of Wisconsin Investment Board intends to vote its 2,009,100 shares of Scios Common Stock (5.6% ) against the three stockholder proposals to be voted on at Scios' Annual Meeting of Stockholders on May 13. The stockholder proposals in the proxy statement are: to have the board appoint a committee to seek a buyer of the Company (proposal 4); to require the chairman to be an independent director (proposal 5); and to establish a shareholder advisory committee to the board (proposal 6).

"In recent discussions, Scios has communicated to us its commitment to add two new independent directors to its board in the course of the next year. In light of that information, the State of Wisconsin Investment Board will vote against the three stockholder proposals, as recommended by Scios' Board of Directors," said John Nelson, investment director of the Wisconsin Investment Board.

"We are pleased that our largest stockholder and long-term investor in Scios has indicated its support for our board and management on these measures," said Richard L. Casey, chairman and chief executive officer of Scios.

Scios is a biopharmaceutical company engaged in the discovery, development, manufacture and commercialization of novel human therapeutics. Scios has two major clinical development programs. NATRECOR(R) BNP is in Phase III clinical studies for the treatment of acute congestive heart failure. FIBLAST(R) trafermin is in Phase II clinical trials for a variety of neurological and vascular conditions. The Company has research and development collaborations with Wyeth-Ayerst Laboratories, the pharmaceutical division of American Home Products Corporation, Kaken Pharmaceutical Co., Ltd. and Novo Nordisk A/S of Denmark. Scios' profitable commercial operations division markets six psychiatric products.

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Contact: Anne Bowdidge, Scios Inc. 415/ 962-5814